Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Jeffrey W. Dunn, President and Chief Executive Officer of SI-Bone, Inc. (the “Company”), and Laura A. Francis, Chief Financial Officer of the Company, each hereby certify that, to the best of his or her knowledge:
1. The Company’s Annual Report on Form 10-K for the period ended December 31, 2018, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey W. Dunn
Date: March 14, 2019	Jeffrey W. Dunn
President and Chief Executive Officer

/s/ Laura A. Francis
Date: March 14, 2019	Laura A. Francis
Chief Financial Officer
This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of SI-Bone, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.